Exhibit (i)(2)

Law Offices

One Logan Square Suite 2000 Philadelphia, PA 19103-6996

215-988-2700 215-988-2757 fax www.drinkerbiddle.com

CALIFORNIA
DELAWARE
ILLINOIS
NEW JERSEY
NEW YORK
PENNSYLVANIA TEXAS WASHINGTON D.C.

Established 1849

July 24, 2019

Destra Investment Trust

444 West Lake Street, Suite 1700

Chicago, IL 60606

RE:	Destra Investment Trust

Ladies and Gentlemen:

We have acted as counsel to Destra Investment Trust, a Massachusetts business trust (the “Trust”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement (“Registration Statement”) on Form N-1A (File Nos. 333-167073; 811-22417) of the Trust’s shares of beneficial interest in the Destra Granahan Small Cap Advantage Fund (the “Fund”). The Fund offers two classes of shares (Class I shares and Class A shares) (the “Shares”). The Trust is authorized to issue an unlimited number of Shares.

We have reviewed the Trust’s Agreement and Declaration of Trust, Amended and Restated By-Laws and resolutions adopted by the Trust’s Board of Trustees relating to the creation, authorization and issuance of the Shares (the “Resolutions”), and have considered such other legal and factual matters as we have considered necessary.

This opinion is based exclusively on the substantive laws of the Commonwealth of Massachusetts. We have relied on the attached opinion of Morgan, Lewis & Bockius LLP, special Massachusetts counsel to the Trust, to the extent that any matter that is the subject of this opinion is governed by the laws of the Commonwealth of Massachusetts. We express no opinion as to the laws of any state other than the Commonwealth of Massachusetts or as to state securities laws, including the securities laws of the Commonwealth of Massachusetts.

We have assumed the following for this opinion:

1.       The Shares will be issued in accordance with the Fund’s Agreement and Declaration of Trust, its Amended and Restated By-Laws and the Resolutions.

July 24, 2019

2.       The Shares will be issued against consideration therefor as described in the Fund’s prospectus relating thereto, and that such consideration will have been at least equal to the applicable net asset value.

Based on the foregoing, it is our opinion that:

1.       The Trust has been formed and is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

2.       The Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

We hereby consent to the use of our name and to the references to our Firm under the caption “Disclosure of Portfolio Holdings” in the Statement of Additional Information included in the Registration Statement. This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP

[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]

July 24, 2019

Destra Investment Trust

444 West Lake Street, Suite 1700

Chicago, Illinois 60606

Re:	Destra Investment Trust

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Destra Investment Trust (the "Trust") on behalf of its series Destra Granahan Small Cap Advantage Fund (the “Fund”) in connection with the Trust's Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about July 24, 2019 (as so amended, the "Registration Statement") with respect to the Fund’s Class A and Class I shares of beneficial interest, par value $.01 per share (collectively, the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)       a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b)       a copy, as filed with the Secretary of the Commonwealth of Massachusetts on June 18, 2010, of the Trust's Declaration of Trust dated as of May 25, 2010 (the "Declaration");

(c)       a copy of the Trust’s Amended and Restated Establishment and Designation of Series of Shares, effective as of May 21, 2019, as filed with the Secretary of the Commonwealth of Massachusetts on May 30, 2019, and the Trust’s Amended and Restated Establishment and Designation of Classes of Shares, effective as of August 10, 2015, as filed with the Secretary of the Commonwealth of Massachusetts on August 24, 2015 (collectively, the "Designations");

(d)       a certificate dated as of the date hereof and executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designations, By-Laws, and certain resolutions adopted by the Trustees of the Trust at meetings held on April 17, 2019 and May 21, 2019 (the "Resolutions"); and

July 24, 2019

(e)       a draft of the Registration Statement received on July 24, 2019.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of filing referred to in paragraph (e) above. We have further assumed that the Trust’s Declaration, Designations, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration, Designations or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1.       The Trust has been formed and is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

July 24, 2019

2.       The Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP
MORGAN, LEWIS & BOCKIUS LLP